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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20654

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                 April 3, 1996

                        EVANS ENVIRONMENTAL CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)

   Colorado                      0-16322                       84-1061207
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(State or other             (Commission File                 (IRS Employer
jurisdiction of                  Number)                   Identification No.)
Incorporation)

99 Southeast Fifth Street, Fourth Floor, Miami, FL                 33131
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      (Address of Principal Executive Offices)                    Zip Code

        Registrant's telephone number, including area code (305 374-8300

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ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS

     On April 3, 1996, effective as of March 31, 1996, ABC Cable Products, Inc. (a Colorado corporation), sold substantially all of its assets (including the name ABC Cable Products) to ICX International, Inc. (a Colorado corporation). The assets sold included accounts receivable, inventory, prepaid expenses, name, trademark, customers list, supplier contracts, personal property leases, records and files, etc. ICX International, Inc. assumed essentially all of the liabilities of ABC Cable Products, Inc. in the total amount of $595,000, paid $550,000 in cash and delivered its Promissory Note in the amount of $1,000,000, fully secured by three unconditional Letters of Credit of like amount issued by Colorado National Bank. The Letters of Credit are payable $500,000 on July 1, 1996; $250,000 on March 5, 1997; and $250,000 on September 5, 1997, or March 5,
1997 if Colorado National Bank exercises its right not to renew the Letter of Credit securing this payment.

     ABC Cable Products, Inc. provides products and services to the cable television industry, including remote control units, fibre optic interface units and other cable television equipment.

     There are no material relationships between ICX International, Inc., its Shareholders and any Officer, Director or Control Person of Evans Environmental Corporation. Nor does such a relationship exist between ICX International, Inc., its Shareholders and Evans Environmental Corporation.